EXHIBIT 99.1

December 16, 2003 December 16, 2003 Kevin Benson President and Chief Executive Officer Doug Carty Senior Vice President and Chief Financial Officer

Forward Looking Statement Forward Looking Statement This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include projections concerning 2004. The forward-looking statements are not guarantees for future performances and are subject to certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Laidlaw International and its management regarding the company's strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which the company operates. For further information on certain risks and uncertainties that could affect the company's results, please refer to the "Note Regarding Forward-Looking Statements" and "Management's Discussion of Analysis of Financial Condition and Results of Operation - Risk Factors in the Company" sections included in the company's Form 10-K for the period ended August 31, 2003 and to other such risk factors identified from time to time in the company's other filings with the Securities and Exchange Commission. This presentation also includes references to EBITDA which is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission's Regulation G. A reconciliation of EBITDA to net cash provided by operating activities is included as an appendix and will be posted on the company's website at www.laidlaw.com.

Portfolio of Assets Portfolio of Assets Market Assets Share Employees Revenue Education Services 42,000 9% 46,000 $1.5 bn buses Transit Services 3,800 21% 5,400 $300 m vehicles Greyhound 3,700 70% 16,000 $1.2 bn buses AMR 4,300 8% 18,600 $1.0 bn vehicles EmCare 265 6% 4,500 $480 m contracts

Initial Assessment Initial Assessment Great assets Strong market positions Good reputation Excellent safety records Well maintained portfolio Little optimization of synergies Distraction of reorganization process Focus on EBITDA not ROA Virtually forgotten by capital markets Some management changes indicated

Plan Plan (beta) Assess performance of each business unit (beta) Review and strengthen management teams (beta) Raise the bar on management performance (beta) Orient management compensation to creation of shareholder value (beta) Optimize synergies and procurement opportunities (beta) Develop long-term strategic plan for each business unit Done On-going Largely done Done On-going On-going

Opportunities Opportunities Education Services Reorganize -- remove duplication and shorten lines of authority Develop alternate revenue model Use technology to lower unit costs Develop revenue opportunities through customized programs Continue stabilization Labor contract Remove non-contributory routes Develop long-term plan focused on profitability not footprint Continue strong contract drive Evaluate opportunities in related fields Add new contracts Greyhound AMR EmCare Public Transit

Financial Highlights Full Year 2003 Financial Highlights Full Year 2003 Fresh Start Assets and liabilities at fair value FY 2003 revenue up 1.0% to $4,483 million FY 2003 operating income of $175 million EBITDA (1) $456 million before depreciation and amortization of $281 million Net capital expenditures $320 million in 2003 (1) Net cash from operating activities of $396 million. Reconciliation of EBITDA to net cash from operating activities (a GAAP measure) provided as an appendix.

2003 Consolidated Revenue and EBITDA 2003 Consolidated Revenue and EBITDA EBITDA EBITDA Revenue Revenue $1,500 $1,015 $283 $481 $1,204 Education Services AMR Public Transit Emcare Greyhound $280 $63 $17 $29 $67 Education Services AMR Public Transit Emcare Greyhound $4,483 Million $4,483 Million $456 Million $456 Million

Balance Sheet Highlights Balance Sheet Highlights (beta) Large fixed asset base, principally vehicles (beta) High level restricted liquidity supporting L/Cs, insurance reserves and performance bonds (beta) $600 million of goodwill, intangibles and deferred tax assets (beta) Large insurance reserve (collateralized) (beta) Pension liability manageable post PBGC Agreement (beta) Consolidated debt of $1.2 billion, 47% fixed rate

2004 Outlook 2004 Outlook (beta) Revenue growth of 2 - 3% (beta) EBITDA growth of 5 - 6% (beta)Capital expenditures expected to decline 20% to $250 million

Laidlaw International Laidlaw International

Appendix Appendix Reconciliation of Non-GAAP Financial Measures ($ millions) Pro Forma 12 months ended August 31, 2003 EBITDA, as reported 456.4 Cash paid for interest (37.3) Cash paid for other financing related expenses (26.8) Other income 15.1 Cash received for income taxes 12.7 Increase in claims liabilities and professional reserves 60.8 Pension contribution per the PBGS Agreement (50.0) Increase in pension liability 1.3 Cash provided by (used in financing) other working capital items (2.2) Decrease (Increase) in restricted cash and cash equivalents 0.2 Other (34.7) Net cash provided by operating activities 395.5 EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding its ability to service or incur debt. EBITDA, a non-GAAP financial measure, represents earnings before interest, income taxes, depreciation, amortization, other income, other financing related expenses, gain on discharge of debt, fresh start accounting adjustments and cumulative effect of change in accounting principle.